Exhibit 23.3

FAX (303) 623-4258

621 SEVENTEENTH STREET SUITE 1550 DENVER, COLORADO 80293 TELEPHONE (303) 623-9147

Samson Oil & Gas Limited

Level 16, AMP Building

140 St. Georges Terrace

Perth, Western Australia 6000

Ladies and Gentlemen:

We hereby consent to the use of the name Ryder Scott Company, to the inclusion of our Letter Report dated August 26, 2015, as attached as Exhibit 99.1 to the Annual Report on Form 10-K for the year ended June 30, 2015 of Samson Oil & Gas Limited, and to the inclusion of information taken from the reserve reports prepared by us relating to the estimated quantities of Samson Oil & Gas Limited’s proved reserves of oil and gas for the years ended June 30, 2015, June 30, 2014 and June 30, 2013 in this Form 10-K. We also consent to the incorporation by reference of information from our reports in Samson Oil & Gas Limited’s Registration Statements on Form S-3 (No. 333-183327) and Form S-8 (No. 333-173647) and related prospectuses.

Very truly yours,

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.

Denver, Colorado

September 15, 2015